EXHIBIT 23.2




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                       CONSENT OF INDEPENDENT ACCOUNTANTS



      We have issued our report dated March 13, 2003, accompanying the financial statements of Whispering Oaks International, Inc. appearing in their Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
Santa Monica, California
May 28, 2003







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